Exhibit (s)(2)

POWER OF ATTORNEY

The undersigned, being a Director/Trustee of each of the registered investment companies listed in Appendix A hereto (each, a “Fund”), does hereby appoint John M. Perlowski, Jonathan Diorio, Trent Walker, Janey Ahn and Jay M. Fife, and each of them, his true and lawful attorneys and agents, each with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned in the capacities indicated a Registration Statement on Form N-2 for each Fund, allowing for delayed offerings pursuant to Rule 415 under the Securities Act of 1933, as amended (the “1933 Act”), including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Fund pursuant to Rule 462(b) of the 1933 Act, and any other filings in connection therewith, and to file the same under the 1933 Act and/or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Fund or the registration or offering of the Fund’s shares of common stock or common shares of beneficial interest, as applicable; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 30th day of July, 2021.

Signature	Title

/s/ Lorenzo A. Flores Lorenzo A. Flores	Director/Trustee

Appendix A

BlackRock Health Sciences Trust (BME)

BlackRock Hedge Fund Guided Portfolio Solution (GPS)

BlackRock Investment Quality Municipal Trust, Inc. (BKN)

BlackRock MuniAssets Fund, Inc. (MUA)

BlackRock Municipal Income Trust (BFK)

BlackRock Municipal Income Trust II (BLE)

BlackRock Science and Technology Trust (BST)

BlackRock Taxable Municipal Bond Trust (BBN)

BlackRock Utilities, Infrastructure & Power Opportunities Trust (BUI)